EXHIBIT 16.2

                                          July 28, 2006


Securities and Exchange Commission
Station Place
100 F St., NE
Washington, D.C. 20549

RE:  Collectible Concepts Group, Inc.
     Commission File No. 0-30703


Commissioners:

We have read the statements made by Collectible Concepts Group, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Collectible Concepts Group, Inc. dated July 28, 2006. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ Weinberg & Company, P.A.
-------------------------------------

WEINBERG & COMPANY, P.A.
Certified Public Accountants